April 30, 2002

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Preliminary Proxy Statement
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               THESTREET.COM, INC.
                               -------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


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      (2)   Aggregate number of securities to which transaction applies:


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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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      (4)   Proposed maximum aggregate value of transaction:


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      (5)   Total fee paid:


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|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:


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      (2)   Form, Schedule or Registration Statement No.:


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      (3)   Filing Party:


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      (4)   Date Filed:


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

                                                                   TheStreet.com

                                 April 30, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of TheStreet.com, Inc. (the "Company") to be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on Wednesday, May 29, 2002, commencing at 9:30 a.m., New York City time. All stockholders of record as of April 11, 2002 are entitled to vote at the Meeting. I urge you to be present in person or represented by proxy at the Meeting.

      The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Meeting, which includes (i) the election of three directors of the Company, (ii) a proposal to approve the Company's Amended and Restated 1998 Stock Incentive Plan, as amended and restated; and (iii) the ratification of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2002.

      The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

      Directors and officers of the Company will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. Even if you expect to attend the Meeting, please sign, date and return the enclosed proxy card without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy.

                                            Sincerely,


                                            /s/ Thomas J. Clarke, Jr.

                                            Thomas J. Clarke, Jr.
                                            Chairman of the Board

                                  TheStreet.com

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 29, 2002

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of TheStreet.com, Inc. (the "Company") will be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on Wednesday, May 29, 2002, commencing at 9:30 a.m., New York City time. A proxy card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

1. The election of three Class III Directors for three-year terms expiring at the Company's Annual Meeting of Stockholders in 2005;

2. A proposal to approve the Company's 1998 Stock Incentive Plan, as amended and restated (the "Plan");

3. The ratification of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2002; and

4. Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

      The close of business on April 11, 2002 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to examination by any stockholder during ordinary business hours at the offices of the Company at 14 Wall Street, New York, NY 10005.

      Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

      YOUR VOTE IS IMPORTANT. STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                              By Order of the Board of Directors


                                              /s/ Jordan Goldstein

                                              Jordan Goldstein
                                              Secretary

New York, New York
April 30, 2002

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 29, 2002

                                   -----------

                       SOLICITATION AND VOTING OF PROXIES

      This Proxy Statement is being first mailed on or about April 30, 2002 to stockholders of TheStreet.com, Inc. (the "Company" or "TheStreet.com") at the direction of the Board of Directors of the Company (the "Board of Directors") to solicit proxies in connection with the 2002 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on Wednesday, May 29, 2002, commencing at 9:30 a.m., New York City time, or at such other time and place to which the Meeting may be adjourned or postponed.

      All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the three persons named under "Proposal I Election of Directors" as nominees for election as Class III directors of the Company for three-year terms expiring at the Company's Annual Meeting of Stockholders in 2005, (ii) FOR the proposal to approve the Company's 1998 Stock Incentive Plan, as amended and restated (the "Plan"), (iii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2002, and
(iv) at the discretion of the proxy holders, with regard to any matter not known to the Board of Directors on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 14 Wall Street, New York, New York 10005, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                        RECORD DATE AND VOTING SECURITIES

      The close of business on April 11, 2002 is the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting. As of April 11, 2002, the Company had issued and outstanding approximately 23,522,140 shares of common stock held by approximately 354 holders of record. The common stock constitutes the only outstanding class of voting securities of the Company entitled to be voted at the Meeting.

                                QUORUM AND VOTING

      The presence at the Meeting, in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote at the Meeting, and thus, shares of common stock held by such stockholders will count toward the attainment of a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is


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

obtained. Each share of common stock is entitled to one vote with respect to each proposal to be voted on at the Meeting. Cumulative voting is not permitted with respect to the election of directors.

      The accompanying proxy card is designed to permit each holder of common stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board of Directors, to vote in favor of or against or to abstain from voting with respect to the proposal to approve the Company's 1998 Stock Incentive Plan, as amended and restated, and to vote in favor of or against or to abstain from voting with respect to the proposal to ratify the appointment of Ernst & Young LLP as independent certified accountants of the Company for the year ending December 31, 2002.

      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters, if the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, the Company intends to treat broker non-votes in the manner described in the next paragraph.

      Under Delaware law, directors are elected by a plurality of the outstanding shares of common stock, and thus, the three nominees for election as Class III directors who receive the most votes cast will be elected. Instructions withholding authority and broker non-votes will not be taken into account in determining the outcome of the election of directors.

      Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Approval of the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of holders of a majority of shares present at the Meeting, provided a quorum is present.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

      In accordance with our Certificate of Incorporation, our Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election until a successor has been duly elected and qualified.

NOMINEES FOR DIRECTOR

      Thomas J. Clarke, Jr., Douglas A. McIntyre and Fred Wilson have each been nominated for election at the Meeting to serve as a director for a three-year term expiring at our annual meeting of stockholders in 2005, or until his respective successor has been duly elected and qualified. It is intended that the persons named in the proxy will vote for the election of each of the three nominees. In case any of the three nominees should become unavailable for election to the Board of Directors prior to the Meeting for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee.


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

      The nominees for election at the Meeting as Class III directors are as follows:

      THOMAS J. CLARKE, JR., age 45. Mr. Clarke joined TheStreet.com in October 1999 as president and chief operating officer and was appointed chief executive officer and made a director of the Company in November 1999. In October 2001, Mr. Clarke was appointed chairman of the board. From 1984 through 1998, Mr. Clarke served in several capacities at Technimetrics Inc. (now known as Thomson Financial Investor Relations), most recently as chief executive. During his tenure, he significantly enhanced the value of Technimetrics Inc., culminating in its sale to Thomson Corp. in 1998. Mr. Clarke is a business information adviser for Plum Holdings L.P., a venture capital fund based in Philadelphia that focuses on early-stage media companies.

      FRED WILSON, age 40. Mr. Wilson has served as a director of TheStreet.com since May 1998 and as chairman of the board of directors from November 1999 to October 2001. In 1996, Mr. Wilson co-founded Flatiron Partners, an Internet-focused, early-stage venture capital firm, and has served as a managing partner since its inception. Prior to Flatiron Partners, Mr. Wilson worked at Euclid Partners, an early stage venture capital firm, for 10 years where he served as general partner from 1991 to 1996.

      DOUGLAS A. MCINTYRE, age 47. Mr. McIntyre has served as a director of TheStreet.com since January 2001. Mr. McIntyre has served as the president and chief executive officer of On2.com, Inc., since April 2000. Prior to On2.com, he served as president and chief executive officer of Future Source/Bridge LLC from 1998 to 2000 and as president of Switchboard.com from 1996 to 1997. Mr. McIntyre is also the president of the Harvard Advocate Trustees, Inc. and a member of the Subcommittee on Foundations and Corporations of New York Hospital-Cornell Medical Center.

CURRENT DIRECTORS

      The current Class I directors of the Company, who are not standing for re-election at the Meeting and whose terms will expire at our annual meeting of stockholders in 2003, are as follows:

      JAMES J. CRAMER, age 47. Mr. Cramer is a co-founder of TheStreet.com and has served as a director since May 1998. In addition, Mr. Cramer has served as markets commentator and as advisor to the Company's chief executive officer since retiring from Cramer, Berkowitz & Co., a hedge fund he founded in 1987, on the last day of 2000. Mr. Cramer also serves as markets commentator for CNBC, appearing frequently on business news programs and co-hosting the America Now program. From June 1996 to December 1998, he served as co-chairman of the Company and was an outside contributor from the Company's formation in 1996 until leaving his hedge fund at the end of 2000.

      MARTIN PERETZ, age 62. Dr. Peretz is a co-founder of TheStreet.com. Dr. Peretz has served as a director of TheStreet.com since May 1998. He served as co-chairman of TheStreet.com from June 1996 to December 1998. Since 1974, Dr. Peretz has served as the editor-in-chief of The New Republic and was its chairman from 1974 through 2001. He has been a member of the faculty of Harvard University since 1966. Dr. Peretz also serves as a director of 11 mutual funds managed by the Dreyfus-Mellon Bank Group, and of the Digital Learning Group, a web-based textbook publisher.

      The current Class II directors of the Company, who are not standing for re-election at the Meeting and whose terms will expire at our annual meeting of stockholders in 2004, are as follows:

      JAMES M. MEYER, age 42. Mr. Meyer has served as a director of TheStreet.com since June 2001. Mr. Meyer is a managing director at Novantas, a management consulting firm, where he specializes in branding and customer management. Prior to joining Novantas in March 2001, Mr. Meyer was president of Golden Square, a consulting firm he founded, and senior advisor to The Cambridge Group. From January 1999 to February 2001, he served as president and chief strategy officer of M&C Saatchi, an advertising agency in New York. From July 1996 through December 1998, Mr. Meyer was senior vice president, executive account director of D'Arcy Masius Benton & Bowles, Inc., where he led the development of the first national advertising campaign for TheStreet.com.

      DARYL OTTE, age 39. Mr. Otte has served as a director of TheStreet.com since June 2001. Mr. Otte is a founding partner of

Montefiore Partners, a venture capital investment fund management firm. Prior to founding Montefiore Partners in 2000, Mr. Otte was Senior Vice President and member of the Executive Committee of Ziff-Davis, Inc., a leading media company. During his service at Ziff-Davis from 1995 through 2000, Mr. Otte initiated and managed acquisition and development projects and venture investments including some of the early and successful commercialization efforts of the Internet. Prior to Ziff-Davis, Mr. Otte also worked at various development and finance positions at Reed Elsevier PLC in the United States and abroad and in management consulting for Arthur Young & Company.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                          VOTE FOR EACH NAMED NOMINEE.

EXECUTIVE OFFICERS

      The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Clarke, who is both chairman of the Board of Directors and an executive officer of the Company, may be found in the section entitled "Nominees for Director".

      JAMES LONERGAN, age 40, Chief Operating Officer. Mr. Lonergan joined TheStreet.com in February 2001 from Worldly Information Network, where he served as chief operating officer from January 2000 to February 2001. Prior to joining Worldly, Mr. Lonergan served as executive vice president of investor relations for Thomson Financial Investor Relations (formerly Technimetrics Inc.) from 1998 to January 2000 and as executive vice president and chief executive officer at Technimetrics Inc. from 1996 until its acquisition by Thomson Financial in 1998.

      LISA A. MOGENSEN, age 38, Vice President and Chief Financial Officer. Ms. Mogensen joined TheStreet.com in December 1999 as vice president of corporate development. In April 2000 she was named interim chief financial officer and in July 2000 was appointed chief financial officer of the Company. From April 1997 through December 1999, Ms. Mogensen was with NBC, serving most recently as senior finance director for business development and strategic planning. From 1996 through 1997, Ms. Mogensen served as director of financial planning and analysis for American Sky Broadcasting, a subsidiary of News Corporation.

      JORDAN GOLDSTEIN, age 35, Vice President, General Counsel and Secretary. Mr. Goldstein joined TheStreet.com in October 1999 as associate counsel. In April 2000 he was named acting general counsel and appointed corporate secretary of the Company and in July 2000 was made vice president and general counsel. From June 1997 through October 1999, Mr. Goldstein was an associate with the law firm of Proskauer Rose LLP. From November 1995 through May 1997, Mr. Goldstein was an associate with the law firm of Rivkin Radler & Kremer LLP.

BOARD OF DIRECTORS AND COMMITTEES

GENERAL. The Company's business is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that in accordance with good corporate governance require the approval of the Board of Directors. It also holds special meetings when an important matter requires action of the Board of Directors between scheduled meetings. The Board of Directors met nine times, including telephone conference meetings, and acted by written consent once during the year ended December 31, 2001. During 2001, each member of the Board of Directors participated in at least 75% of all board and applicable committee meetings held during the period for which he or she was a director, except for Jerry Colonna and Ed Glassmeyer, who participated in three and two board meetings, respectively, out of the five board meetings held prior to the expiration of their terms on June 26, 2001.

      The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist the Board of Directors in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2001 are set forth below.

AUDIT COMMITTEE. The Audit Committee reviews the Company's internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of the Company's independent auditors, the scope of annual audits, fees to be paid to the Company's independent auditors and the performance of the Company's independent auditors. Consistent with the Nasdaq's audit committee structure and membership requirements, the Audit Committee is currently comprised of three independent members: Mr. Wilson who serves as chairman, Mr. McIntyre, Mr. McIntyre and Mr. Otte. The Audit Committee met three times during 2001. The Audit Committee operates under a written charter adopted by the Board.

COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends to the Board of Directors the salaries, benefits and stock option grants of all employees, consultants, directors and other individuals compensated by the Company. The Compensation Committee also administers the Company's stock option and other employee benefits plans. The Compensation Committee met twice during 2001. The Compensation Committee currently consists of Mr. McIntyre and Mr. Meyer.

OTHER. The Company does not have a nominating committee. The functions customarily attributable to such a committee are performed by the Board of Directors as a whole.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee makes all compensation decisions. Prior to the formation of the Compensation Committee in June 1998, the Company's Board of Directors made decisions relating to compensation of the Company's executive officers. None of the Company's executive officers serves as a member of the Board Of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee. The Company's Compensation Committee currently consists of Messrs. McIntyre and Meyer, neither of whom has ever been an officer or employee of the Company.

COMPENSATION OF DIRECTORS

      All directors are reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. The Company does not provide any additional cash compensation to directors for serving on the Board of Directors or any of its committees, but in 2001 began a policy of providing an option grant of 25,000 shares to new directors for their initial year of service and an annual stock option grant of 15,000 shares to each director. In February 2001, each of our directors, other than Mr. Clarke and Mr. Kansas, was granted options to purchase 15,000 shares of the Company's common stock at an exercise price of $3.125 per share, which was its fair market value on the date of grant, for serving as directors of the Company in 2001. In June 2001, Mr. Meyer and Mr. Otte, upon their election to the board at the annual meeting, were granted options to purchase 25,000 shares of the Company's common stock at an exercise price of $1.24 per share, which was its fair market value on the date of grant. At the same time, Mr. McIntyre, who had received a grant of 15,000 shares in February 2001 subsequent to his being appointed to the board in January 2001, was awarded an option to purchase an additional 10,000 shares at an exercise price of $1.24 per share, to bring his total for his initial year as a director to 25,000. In February 2002, each of our directors, other than Mr. Clarke, was granted options to purchase 15,000 shares of the Company's common stock at an exercise price of $1.73 per share, which was its fair market value on the date of grant, for serving as directors of the Company in 2002. All of these options, which have terms of five years, will become exercisable in their entirety on the first anniversary of their grant dates, provided that the individual is still serving as a director of the Company on such date.

      See "Certain Relationships and Related Transactions" for a discussion of certain agreements between the Company and certain directors of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation earned for all services rendered to the Company in all capacities during 2001 and 2000 by (i) our current chief executive officer, (ii) our three most highly compensated executive officers, other than our chief executive officer, who earned more than $100,000 in 2001 and who were serving as executive officers at the end of 2001, and (iii) one former executive officer (collectively, the "Named Executive Officers").

                                                                   ANNUAL COMPENSATION                           LONG-TERM
                                                                   -------------------                           ---------
                                                                                                                COMPENSATION
                                                                                                                ------------
                                                                                                                   AWARDS
                                                                                                                   ------
                                                                                                                 SECURITIES
                                                       FISCAL                                 OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                             YEAR      SALARY           BONUS      COMPENSATION       OPTIONS(#)
---------------------------                             ----      ------           -----      ------------       ----------
Thomas J. Clarke, Jr ..............................     2001     $356,000        $ 75,000(6)           --        1,000,000(9)
   Chief Executive Officer and Director ...........     2000     $356,000        $150,000              --          475,000
                                                        1999     $ 68,833        $ 25,000                          500,000
James Lonergan ....................................     2001     $220,664              --              --          325,000(10)
   Chief Operating Officer(1) .....................     2000           --              --              --               --
                                                        1999           --              --              --               --
Lisa A. Mogensen ..................................     2001     $200,000              --              --          100,000(11)
   Chief Financial Officer and Vice President(2) ..     2000     $162,500        $ 40,000              --           43,500
                                                        1999     $  6,510              --              --           12,000
Jordan Goldstein ..................................     2001     $175,000              --              --          100,000(11)
   Vice President and General Counsel(3) ..........     2000     $148,750        $ 40,000              --           24,250
                                                        1999     $ 22,869        $ 24,500              --           11,000
Dave Kansas .......................................     2001     $346,238(5)           --        $189,300(7)            --
 Executive Vice President, Editor-in-Chief, .......     2000     $245,833        $ 16,915        $101,488(8)        20,000
 Chief Strategic Officer and Director(4) ..........     1999     $193,000        $ 40,500              --           50,000

-----------

(1) Mr. Lonergan joined TheStreet.com in February 2001 as chief operating officer.

(2) Ms. Mogensen joined TheStreet.com in December 1999 as vice president of corporate development. In April 2000 she was named interim chief financial officer and in July 2000 was appointed chief financial officer of the Company.

(3) Mr. Goldstein joined TheStreet.com in October 1999 as associate counsel. In April 2000 he was named acting general counsel and in July 2000 was made vice president and general counsel of the Company.

(4)   Mr. Kansas's employment with the Company was terminated in June 2001.

(5) Consists of $128,787 of salary and unused vacation in 2001 and a severance payment of $217,450 paid pursuant to the terms of Mr. Kansas's separation agreement. For a description of the terms of Mr. Kansas's separation agreement, see the section of this Proxy Statement entitled "Arrangements With Named Executive Officers -- Separation Agreement With Dave Kansas".

(6) Under Mr. Clarke's employment agreement with the Company, he was entitled to receive quarterly bonuses of at least $12,500 per quarter. After receiving a bonus of $50,000 for the first quarter of 2001 and minimum bonuses of $12,500 in the second and third quarters, Mr. Clarke voluntarily forfeited his year-end bonus due to the poor performance of the Company.

(7) Consists of the forgiveness of Mr. Kansas's outstanding indebtedness to the Company in the principal amount of $100,000, plus $12,066 in interest and $77,234 in related taxes due on his behalf, pursuant to the terms of Mr. Kansas's separation agreement.

(8) Consists of the forgiveness of a loan the Company made to Mr. Kansas in September 2000 in the amount of $60,000, and $41,488 in related taxes due on Mr. Kansas's behalf, in lieu of a year-end cash bonus for his service to the Company in 2000.

(9) Consists of options to purchase 500,000 shares of stock granted to Mr. Clarke in March 2001 and options to purchase 500,000 shares of stock granted in January 2002. The 2001 grant was made because the Compensation Committee determined that previous option grants to Mr. Clarke, which were made at exercise prices far in excess of the company's recent stock price, were no longer meaningful incentives. The 2002 grant was made in respect of his service to the Company in 2001.

(10) Consists of options to purchase 250,000 shares of stock granted to Mr. Lonergan in 2001 and options to purchase 75,000 shares of stock granted in January 2002. The 2002 grant was made in respect of his service to the Company in 2001.

(11) Consists of options to purchase 100,000 shares of stock granted to each of Ms. Mogensen and Mr. Goldstein in January 2002. These grants were made in respect of their service to the Company in 2001.

                        OPTION GRANTS IN FISCAL YEAR 2001

      The following table sets forth information regarding stock options granted to our Named Executive Officers in 2001. We have never granted any stock appreciation rights.

                                               INDIVIDUAL GRANTS (1)
                                               ---------------------
                                                     PERCENT OF
                                                        TOTAL                                         POTENTIAL REALIZABLE
                                        NUMBER OF      OPTIONS                                          VALUE AT ASSUMED
                                       SECURITIES     GRANTED TO                                        ANNUAL RATES OF
                                       UNDERLYING     EMPLOYEES        EXERCISE                            STOCK PRICE
                                        OPTIONS       IN FISCAL     PRICE ($) PER     EXPIRATION          APPRECIATION
                NAME                   GRANTED(#)     YEAR(%)(2)        SHARE            DATE          FOR OPTION TERM(3)
                ----                   ----------     ----------        -----            ----          ------------------
                                                                                                      5% ($)       10% ($)
                                                                                                     -------         -------
Thomas J. Clarke, Jr.(4) .....         500,000(5)        30.3%           2.56           3/15/06      353,986         782,216
James Lonergan(4) ............         150,000(6)         9.1%           3.25           2/14/06      134,687         297,624
                                       100,000(7)         6.1%           1.25           7/20/06       34,535          76,314
Lisa A. Mogensen(4) ..........              --             --              --                --           --              --
Jordan Goldstein(4) ..........              --             --              --                --           --              --
Dave Kansas ..................              --             --              --                --           --              --

-----------

(1) All options were granted under the Company's Amended and Restated 1998 Stock Incentive Plan. The options shown in this table become exercisable according to the schedules indicated below.

(2) In 2001, we granted options to employees to purchase an aggregate of 1,575,150 shares of our common stock, including options granted to outside contributors.

(3) Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the five-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value on the date of grant, as determined by our Board of Directors, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire five-year term of the option and subtracting from that result the aggregate option exercise price.

(4) In January 2002, in respect of their service to the Company in 2001, options to purchase shares of the Company were issued to the Named Executive Officers then employed by the Company in the following amounts:
      500,000 for Mr. Clarke, 75,000 for Mr. Lonergan, 100,000 for Ms. Mogensen and 100,000 for Mr. Goldstein. These options become exercisable as follows: 33.33% on the date of grant; 33.33% one year following the date of grant; and 33.33% two years following the date of grant.

(5) These options become exercisable as follows: 25% on the date of grant; 25% six months following the date of grant; 25% 18 months following the date of grant; and 25% 30 months following the date of grant.

(6) These options become exercisable at a rate of 25% each year over four years beginning on the first anniversary of the date of grant.

(7) These options become exercisable as follows: 25% on the date of grant; 25% one year following the date of grant; 25% two years following the date of grant; and 25% three years following the date of grant.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

      The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 2001 by our Named Executive Officers and the fiscal year-end value of unexercised options.

                                 SHARES
                               ACQUIRED ON           VALUE
       NAME                    EXERCISE (#)       REALIZED ($)       EXERCISABLE    UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
       ----                    ------------       ------------       -----------    -------------      -----------   -------------

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                            OPTIONS AT                  IN-THE-MONEY OPTIONS AT
                                                                        DECEMBER 31, 2001 (#)           DECEMBER 31, 2001 ($)(1)
                                                                        ---------------------           ------------------------
Thomas J. Clarke, Jr ....              --                  --          700,000          775,000              --              --
James Lonergan ..........              --                  --           25,000          225,000            $750          $2,250
Lisa A. Mogensen ........              --                  --           27,750           27,750              --              --
Jordan Goldstein ........              --                  --           17,625           17,625              --              --
Dave Kansas(2) ..........          26,250          $33,337.50               --               --              --              --

----------

(1) Based on TheStreet.com's share price as of December 31, 2001, which was equal to $1.28 per share.

(2) In accordance with the Company's 1998 Stock Incentive Plan, stock option agreements between Mr. Kansas and the Company and his separation agreement, Mr. Kansas's 21,250 unvested stock options were forfeited upon termination of his employment, and 90 days after the termination of his employment, his remaining 52,500 vested but unexercised stock options were cancelled. See "Certain Relationships and Related Transactions - Arrangements with Named Executive Officers - Separation Agreement with Dave Kansas."

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee sets the salaries and other compensation of the Company's executive officers and other key employees, and is responsible for the administration of the Plan.

OVERVIEW AND PHILOSOPHY. The Company is engaged in a competitive market for executives and key employees. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Company's compensation philosophy for executive officers and key employees is twofold: (i) to provide total compensation packages that are competitive with the current market for executive talent, based upon their contribution to the Company's growth and financial success as well as their own level of personal performance, and (ii) to link executive compensation to improvements in the Company's performance. Accordingly, the compensation package for each executive officer includes cash compensation, comprised principally of annual base salary and bonuses tied to the achievement of performance goals, and equity compensation, comprised principally of stock option awards, that provide rewards for increases in the value of the Company's common stock.

      The Compensation Committee has primary responsibility for determining awards of equity compensation as part of executive compensation. The Compensation Committee believes that the grant of stock options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder returns and enables executives to develop and maintain a significant interest in the long-term growth and profitability of the Company.

COMPENSATION OF EXECUTIVE OFFICERS. Compensation of the Company's executive officers is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of equity compensation and various other benefits. Each element has a somewhat different purpose and all of the determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Compensation Committee's ongoing assessment of the financial content industry, the Company and the Company's executive officers.

      Base salaries for executive officers in 2001 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. Bonuses were generally established based on a percentage of base salary and had in previous years been awarded based on the attainment of personal and company-wide financial and strategic objectives. However, the Compensation Committee determined that due to the Company's overall financial performance and the need to preserve its cash, no discretionary cash bonuses would be paid to executive officers for 2001.

      The Compensation Committee, as part of its overall effort to preserve cash for the long-term financial health of the Company, determined that it would award equity compensation in lieu of cash incentive compensation for 2001. This equity compensation was made in the form of stock option awards, which were made in January 2002 for service to the Company in 2001. Stock options were also granted in 2001 in connection with the hiring of a chief operating officer of the Company, and to the chief executive officer to aid in his retention. The Compensation Committee may also grant additional stock options to executive officers for other reasons.

      In 2001, as part of its annual review and consideration of equity compensation awards, the Compensation Committee considered, among other things, the same goals as those used in awarding cash compensation and the additional goal of aligning the interests of executives with the interests of the Company and its stockholders by ensuring that executives have a direct and continuing stake in the long-term success of the Company. Stock options are granted at a price that is equal to the fair market value of the Company's common stock on the date of grant. Although historically, the Company's grants of stock options have generally become exercisable over a four-year period, in order to aid in executive retention, the Compensation Committee made certain grants in 2001 with the following vesting schedule: 25% on the date of grant, 25% six months following the date of grant, 25% 18 months following the date of grant, and 25% 30 months following the date of grant. The Company made other grants in 2001 with the following vesting schedule: 25% on the date of grant, 25% one year following the date of grant, 25% two years following the date of grant, and 25% three years following the date of grant. In all, options to purchase 750,000 shares of stock were granted to executive officers in 2001. In addition, in January 2002, the Company granted to executive officers options to purchase at total of 775,000 shares as compensation for service to the Company in 2001. These 2002 grants were made with the following vesting schedule: 33.33% on the date of grant; 33.33% one year following the date of grant; and 33.33% two years following the date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER. The 2001 compensation of Thomas J. Clarke, Jr., the Company's chief executive officer, was determined by the Compensation Committee in a manner consistent with the factors considered in determining the compensation of executive officers, as described above. As a result of the Compensation Committee's determinations regarding cash incentive compensation, in the second and third quarters, the Company paid to Mr. Clarke the minimum bonus amounts it was contractually obligated to pay under his employment agreement. In furtherance of the Committee's objectives, Mr. Clarke voluntarily forfeited the fourth quarter portion of his bonus due to the performance of the Company.

      The Company in March 2001 granted Mr. Clarke options to purchase 500,000 shares of stock. This grant was made to compensate Mr. Clarke for the fact that the exercise price for his previously granted stock options was significantly higher than the market price of TheStreet.com's common stock. As part of its overall equity compensation plan for the 2001 compensation of executive officers, the Company in January 2002 awarded Mr. Clarke options to purchase 500,000 shares of stock. Mr. Clarke's compensation is described in detail in the section below entitled "Arrangements with Named Executive Officers - Employment Agreements and Change-in-Control Arrangements."

INTERNAL REVENUE CODE SECTION 162(M) LIMITATION. As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers that is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit.

         This report is submitted by the members of the Compensation Committee:

                                         Douglas A. McIntyre
                                          James M. Meyer

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

      The Company has from time to time entered into employment and severance arrangements with certain of its Named Executive Officers. A summary of the terms of these arrangements is set forth in the following paragraphs.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

      In December 1999, the Company entered into a two-year employment agreement with Thomas J. Clarke, Jr., as President and Chief Executive Officer, superseding an October 1999 agreement employing him as President and Chief Operating Officer. This agreement provides for an annual salary of $356,000 and a guaranteed annual bonus of no less than $50,000, payable on a quarterly basis in an amount of at least $12,500 per quarter. The annual salary may be increased during the term of the agreement in the sole discretion of the Compensation Committee. Under the agreement, the Company agreed to grant Mr. Clarke an option to purchase 250,000 shares of common stock at an exercise price of $14.75, in addition to the option to purchase 250,000 shares at $20.06 granted in connection with the October 1999 agreement.

      On January 1, 2002, the Company entered into a two-year employment agreement with Thomas J. Clarke, Jr., as President and Chief Executive Officer, in place of his December 1999 employment agreement, which expired. This agreement provides for an annual salary of $356,000 and an annual bonus based upon achievement of the Company's financial goals. The annual salary may be increased during the term of the agreement in the sole discretion of the Compensation Committee. Under this agreement, the Company agreed to award Mr. Clarke an option to purchase 500,000 shares of our common stock. These options were granted at an exercise price of $1.28, the fair market value on the date of grant. The employment agreement terminates on December 31, 2003.

      Under Mr. Clarke's employment agreement, in the event Mr. Clarke's employment is terminated by the Company without "Cause" or by Mr. Clarke with "Good Reason" at any time during the term, he will be entitled to receive his annual salary for an additional 12 month period following the date of termination, or, with the mutual agreement of Mr. Clarke and the Company, in a lump sum payment appropriately discounted for the time value of money. Mr. Clarke's employment agreement generally defines "Cause" to include willful misconduct or gross negligence, unauthorized disclosure of confidential information harmful to the Company, or conviction of a crime involving fraud, dishonesty or moral turpitude. "Good Reason" is defined to include a material adverse change in Mr. Clarke's functions, duties, or responsibilities in his position with the Company and a reduction in his compensation during the term of his employment with the Company. In addition, Mr. Clarke is bound by a non-compete clause from the commencement date of his employment agreement through the first twelve months after the cessation of Mr. Clarke's employment. The options granted to Mr. Clarke provide that if, following a change of control of the Company, his employment is terminated by the Company without Cause or his duties or responsibilities are significantly reduced (other than solely by virtue of the Company being acquired and made part of a larger entity), the then unvested portion of his options shall immediately vest and become exercisable.

      On February 14, 2001, the Company entered into a two-year employment agreement with James Lonergan, as Chief Operating Officer. This agreement provides for an annual salary of $250,000. The annual salary may be increased during the term of the agreement in the sole discretion of the Compensation Committee. Under the agreement, the Company agreed to award Mr. Lonergan an option to purchase 150,000 shares of common stock. These options were granted at an exercise price of $3.25, the fair market value on the date of grant.

      In the event Mr. Lonergan's employment is terminated by the Company without "Cause" or by Mr. Lonergan with "Good Reason" at any time during the term, he will be entitled to receive his annual salary for an additional 12 month period following the date of termination, or, with the mutual agreement of Mr. Lonergan and the Company, in a lump sum payment appropriately discounted for the time value of money. Mr. Lonergan's employment agreement generally defines "Cause" to include willful misconduct or gross negligence, unauthorized disclosure of confidential information harmful to the Company, or conviction of a crime involving fraud, dishonesty or moral turpitude. "Good Reason" is defined to include a material adverse change in Mr. Lonergan's functions, duties, or responsibilities in his position with the Company, a reduction in his compensation during the term of his employment with the Company, or the relocation of Mr. Lonergan to a location more than fifty (50) miles from either the Company's current headquarters or his New Jersey home. In addition, Mr. Lonergan is bound by a non-compete clause from the commencement date of his employment agreement through the first twelve months after the cessation of Mr. Lonergan's employment. The employment agreement terminates on March 1, 2003. The options granted to Mr. Lonergan provide that if, following a change of control of the Company, his employment is terminated by the Company without Cause or his duties or responsibilities are significantly reduced (other than solely by virtue of the Company being acquired and made part of a larger entity), the then unvested portion of his options shall immediately vest and become exercisable.

      On October 31, 2000, the Company entered into an arrangement with Lisa A. Mogensen, its Chief Financial Officer. Under this arrangement, in the event of a change in control of the Company in which Ms. Mogensen is not offered a comparable position in the new entity or chooses not to continue her employment with such entity, the Company will provide continued payment of her salary for an additional 12 month period, contingent upon her good faith efforts to find replacement employment similar in duties and responsibilities to her position with the Company.

      In November 2001, the Company entered into a one-year employment agreement with Jordan Goldstein, as Vice President, General Counsel and Secretary. This agreement provides for an annual salary of $175,000. In the event Mr. Goldstein's employment is terminated by the Company without "Cause" or by Mr. Goldstein with "Good Reason" at any time during the term, he will be entitled to receive his annual salary for an additional 12 month period following the date of termination, or, with the mutual agreement of Mr. Goldstein and the Company, in a lump sum payment appropriately discounted for the time value of money. Mr. Goldstein's employment agreement generally defines "Cause" to include willful misconduct or gross negligence, unauthorized disclosure of confidential information harmful to the Company, or conviction of a crime involving fraud, dishonesty or moral turpitude. "Good Reason" is defined to include a material adverse change in Mr. Goldstein's functions, duties, or responsibilities in his position with the Company and a reduction in his compensation during the term of his employment with the Company. In addition, Mr. Goldstein is bound by a non-compete clause from the commencement date of his employment agreement through the first twelve months after the cessation of Mr. Goldstein's employment. The employment agreement terminates in November 2002.

SEPARATION AGREEMENT WITH DAVE KANSAS

      Pursuant to a separation agreement with the Company, Dave Kansas, then Editor-in-Chief and Chief Strategic Officer, resigned his positions with the Company as of June 13, 2001. Pursuant to his separation agreement, Mr. Kansas received a lump sum payment of $217,450. In addition, the Company agreed to forgive Mr. Kansas's indebtedness to the Company in the principal amount of $100,000. In accordance with the agreement, options to purchase 21,250 shares underlying unvested options previously granted to Mr. Kansas vested and became exercisable. In the 90 days after the termination of Mr. Kansas's employment, he exercised 22,500 options and 3,750 of the 21,250 newly vested options. The remaining 17,500 vested options were terminated.

            SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

      The following table sets forth, as of April 11, 2002 (except as otherwise noted), the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) the Named Executive Officers; and
(iv) all of our executive officers and directors as a group.

                                                                          AMOUNT AND NATURE OF
                                                                              BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                       OWNERSHIP(2)         PERCENT OF CLASS(2)
---------------------------------------                                       ------------         -------------------
Thomas J. Clarke(3) ............................................                 1,002,417                  4.1%
Dave Kansas(4) .................................................                   212,265                    *
James Lonergan(5) ..............................................                    96,100                    *
Lisa A. Mogensen(6) ............................................                    71,958                    *
Jordan Goldstein(7) ............................................                    57,020                    *
James J. Cramer(8) .............................................                 3,682,617                 15.5%
Cramer Partners, L.L.C .........................................                 1,331,205                  5.7%
Martin Peretz(9) ...............................................                 3,291,670                 14.0%
Peretz Partners LLC ............................................                 2,430,508                 10.3%
Fred Wilson(10) ................................................                   433,704                  1.8%
James M. Meyer .................................................                         0                    0%
Daryl Otte .....................................................                    17,300                    *
Douglas A. McIntyre(11) ........................................                    15,000                    *
Bank of America and
Forrestal Funding Master Trust(12) .............................                 1,250,000                  5.3%
Dimensional Fund Advisors Inc.(13) .............................                 1,508,100                  6.4%
David A. Rocker(14) ............................................                 2,900,154                 12.3%
Compass Holdings, Ltd. .........................................                 1,546,538                  6.6%

All executive officers and directors as a group
  (10 persons) .................................................                 8,667,786                 34.6%

-----------

*     Represents beneficial ownership of less than 1%.

(1) The address for each stockholder, other than Bank of America, Forrestal Funding Master Trust, Dimensional Fund Advisors Inc., David A. Rocker and Compass Holdings, Ltd. is c/o TheStreet.com, Inc., 14 Wall Street, New York, NY 10005. The address for Bank of America is 100 North Tryon Street, Charlotte, NC 28255. The address for Forrestal Funding Master Trust is 1100 North Market Street, Wilmington, DE 19890. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The address for David A. Rocker and Compass Holdings, Ltd. is c/o Rocker Partners, L.P., Suite 1759, 45 Rockefeller Plaza, New York, NY 10111.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentage ownership is based on 23,522,140 shares outstanding as of April 11, 2002. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 11, 2002 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3) Consists of 17,000 shares owned by Mr. Clarke, 37,500 shares underlying stock options that became exercisable in each of April 2001 and April 2002, 62,500 shares underlying stock options that became exercisable in each of October 2000 and October 2001, 62,500 shares underlying stock options that became exercisable in each of December 2000 and December 2001, 81,250 shares underlying stock options that became exercisable in each of November 2000, May 2001 and will become exercisable in May 2002, 125,000 shares underlying stock options that became exercisable in each of March 2001 and September 2001, and 166,666 shares that became exercisable in January 2002.

(4) Mr. Kansas ceased to be employed as Executive Vice President, Editor-in-Chief and Chief Strategic Officer of the Company as of June 13, 2001. His security ownership consists of 133,515 shares owned directly by Mr. Kansas on that date and 78,750 shares underlying stock options that were exercisable as of that date. Of these, options to purchase 26,250 shares were exercised, and 52,500 were cancelled within 90 days after the termination of his employment.

(5) Consists of 8,600 shares held by Mr. Lonergan, 37,500 shares underlying stock options that became exercisable in February 2002, 25,000 stock options that became exercisable in July 2001 and 25,000 shares underlying stock options that became exercisable in January 2002.

(6) Consists of 6,250 shares underlying stock options that became exercisable in each of October 2000, April 2001, and April 2002, 4,625 shares underlying stock options that became exercisable in each of November 2000 and May 2001 and will become exercisable in May 2002, 3,000 shares underlying stock options that became exercisable in each of December 2000 and December 2001, and 33,333 shares underlying stock options that became exercisable in January 2002.

(7) Consists of 2,750 shares underlying stock options that became exercisable in each of October 2000 and October 2001, 3,125 shares underlying stock options that became exercisable in each of October 2000, April 2001 and April 2002, 2,937 shares underlying stock options that became exercisable in November 2000, 2,938 shares underlying stock options that became exercisable in May 2001, 2,937 shares that will become exercisable in May 2002, and 33,333 shares that became exercisable in January 2002.

(8) Consists of 1,331,205 shares owned by Cramer Partners, L.L.C., 232,071 shares owned by a trust for the benefit of Mr. Cramer, of which he acts as trustee, 1,213,415 shares owned by a second trust for the benefit of Mr. Cramer, of which he also acts as trustee, 633,427 shares owned directly, 83,333 shares underlying stock options that became exercisable in each of February 2000, February 2001 and February 2002, 7,500 shares underlying stock options that became exercisable in June 2000, and 15,000 shares underlying stock options that became exercisable in February 2002.

(9) Consists of 152,474 shares owned directly by Dr. Peretz, 7,500 shares underlying stock options held by Dr. Peretz that became exerciseable in June 2000, 15,000 shares underlying stock options held by Dr. Peretz that became exerciseable in February 2002, 73,618 shares held by a trust for the benefit of Dr. Peretz, 2,430,508 shares owned by Peretz Partners, L.L.C., 244,004 shares held by Peretz Family Investments, L.P. of which Dr. Peretz is general partner, 246,129 shares owned by the family of Dr. Peretz, including his spouse and children, 18,174 shares held by each of two trusts, for each of which Dr. Peretz is a co-trustee, 79,089 shares held by a trust for the benefit of Dr. Peretz's spouse, 4,000 shares held by a family trust for which Dr. Peretz is a co-trustee and 1,000 shares held by each of three trusts for the benefit of Dr. Peretz's children, for each of which Dr. Peretz is a co-trustee. Dr. Peretz disclaims beneficial ownership of shares owned by Peretz Partners, L.L.C. and Peretz Family Investments, L.P.

(10) Consists of 92,866 shares owned directly by Mr. Wilson, 40,241 shares owned by a family trust, 7,500 shares underlying stock options held by Mr. Wilson that became exercisable in June 2000, 15,000 shares underlying stock options held by Mr. Wilson that became exercisable in February 2002, 130,000 shares owned by The Flatiron Fund, LLC, 134,221 shares owned by The Flatiron Fund 1998/99, LLC, and 13,876 shares owned by Flatiron Associates, LLC (each of which is managed by Flatiron Partners, LLC, of which Mr. Wilson is a managing member).

(11) Consists of 15,000 shares underlying stock options held by Mr. McIntyre that became exercisable in February 2002.

(12) Consists of 1,250,000 shares owned by Bank of America Corporation on behalf of Forrestal Funding Master Trust, which has the right to receive dividends and sale proceeds with respect to such shares.

(13) Consists of 1,508,100 shares owned by various investment companies, trusts and accounts for which Dimensional Fund Advisors Inc. is the registered investment advisor.

(14) Consists of 1,126,026 shares owned by Rocker Partners, L.P., 1,546,538 shares owned by Compass Holdings, Ltd. And 227,590 shares owned by Helmsman Holdings, Ltd. Mr. Rocker has sole voting and dispositive power over the shares by virtue of his respective positions is the sole managing partner of Rocker Partners, L.P. and as the president of Rocker Offshore Management Company, Inc., the investment advisor to Compass Holdings, Ltd. and Helmsman Holdings, Ltd.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding common stock , to file initial reports of ownership and reports of changes in ownership of common stock with the SEC and Nasdaq. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of such reports received by the Company with respect to fiscal 2001 and written representations from such reporting persons, the Company believes that all reports required to be filed under Section 16(a) have been filed by such persons, other than a report of a sale of stock by Dave Kansas, which was made in May 2001 and not reported until April 2002, when the oversight was discovered.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENT WITH JAMES CRAMER

      On January 1, 2002, the Company entered into an amended and restated employment agreement with co-founder and columnist James Cramer, which superseded his amended and restated employment agreement dated February 22, 1999. This agreement provides for an annual salary of $360,000 and terminates in February 2003. Under the agreement, Mr. Cramer authors articles for the Company's publications and agrees to provide reasonable promotional and other services, subject to his personal and professional availability. In addition, Mr. Cramer assigned to the Company his share of the revenues from his radio program, REALMONEY WITH JIM CRAMER, syndicated by Premiere Radio Networks, Inc. This assignment is terminable (i) if Mr. Cramer's employment with the Company is terminated, (ii) if the radio program is terminated, or (iii) if the Company undergoes a change of control.

      Previously, pursuant to the February 1999 agreement, the Company granted Mr. Cramer an option to purchase 333,333 shares of common stock at an exercise price of $3.00 per share. This option becomes exercisable at a rate of 25% annually, and commenced vesting in February 2000. In December 1999, the Company and Mr. Cramer agreed to amend Mr. Cramer's February 1999 employment agreement to provide for Mr. Cramer to forego his annual base salary of $275,000 for the calendar year 2000 in exchange for the grant of an option to purchase 30,000 shares of the Company's common stock at an exercise price of $19.00 per share, the price at which the Company's shares were offered to the public in the Company's initial public offering in May 1999. This option expired on March 31, 2001 prior to its being exercised. In January 2001, the Company and Mr. Cramer agreed that in exchange for a restricted stock award of 100,000 shares under the Company's Amended and Restated 1998 Stock Incentive Plan, Mr. Cramer would forego his annual base salary of $302,500. The fair market value of the Company's common stock on the date of the award was $2.875 per share. Under the terms of the award, the stock became vested (and the restrictions on transfer lapsed) on the date of the grant. We maintain a "key person" life insurance policy for Mr. Cramer.

DIRECTOR LOAN AGREEMENTS

      In April 2000, the Company entered into a loan agreement with Dave Kansas, a Class II director of the Company from May 1998 to June 2001, whereby the Company agreed to loan to Mr. Kansas the sum of $100,000 at the prime rate on such date plus one percentage point (the "April Loan"). The full amount of the April Loan was initially payable upon its maturity date on April 17, 2001. In December 2000, the Company agreed to extend the term of the April Loan to mature a year later, on April 17, 2002. Under the terms of the April Loan, Mr. Kansas was allowed to prepay the April Loan in whole, or in part, at any time, without penalty. Pursuant to a separation agreement between the Company and Dave Kansas dated as of June 13, 2001, the Company agreed to forgive Mr. Kansas's outstanding indebtedness to the Company in the principal amount of $100,000, including an additional $12,066 in interest and $77,234 in related taxes due on his behalf. See "Certain Relationships and Related Transactions - Arrangements with Named Executive Officers - Separation Agreement with Dave Kansas."

      In addition, in September 2000, the Company entered into a second loan agreement with Mr. Kansas, whereby the Company agreed to loan to Mr. Kansas the sum of $60,000 at the prime rate on such date plus one percentage point (the "September Loan"). The full amount of the September Loan was initially payable upon its maturity date on September 25, 2001. In January 2001, in lieu of paying Mr. Kansas a cash bonus for the year 2000, the Company agreed to forgive the September Loan, and paid all related taxes due on Mr. Kansas's behalf.

                       COMMON STOCK PERFORMANCE GRAPH (1)

      Set forth below is a graph comparing the thirty-two-month percentage change in the cumulative total stockholder return on the Company's common stock from May 11, 1999 (the date of the Company's initial public offering) through December 31, 2001 with the cumulative total return on the Nasdaq Composite Index and a self-constructed peer group index. The comparison assumes $100 was invested on May 11, 1999 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends. The initial public offering price of The Street.com's common stock was $19.00 per share.

                    COMPARISON OF THIRTY-TWO-MONTH CUMULATIVE
                   TOTAL RETURN AMONG THESTREET.COM, INC., THE
              S&P 500 INDEX AND AN INDUSTRY SPECIFIC PEER GROUP(2)

  [THE FOLLOWING TABLE WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                           TSCM       PEER GROUP        NASDAQ COMP INDEX
        5/11/99          100.00         100.00               100.00
       12/31/99           35.70          61.79               156.12
       12/29/00            5.35          13.44                94.78
       12/31/01            2.38           7.80                74.83

(1) This section entitled "Common Stock Performance Graph" shall not be incorporated by reference into any future filings by the TheStreet.com, Inc. under the Securities Act or Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or Exchange Act.

(2)   The peer group consists of the following companies:

      (i)   Cnet, Inc.,

      (ii)  ilife.com, Inc.,

      (iii) iVillage, Inc.,

      (iv)  Marketwatch.com, Inc. and

      (V)   Multex.com, Inc.

                                   PROPOSAL II
                        PROPOSAL TO APPROVE THE COMPANY'S
               1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

      The adoption of the Company's 1998 Stock Incentive Plan was approved by the stockholders of the Company in May 1998. In July 2000 the stockholders approved an increase in the number of shares of Common Stock available for grant under the Plan from 4,400,000 shares to 6,900,000 shares. Since the adoption of the Plan, 1,375,884 shares have been issued upon the exercise of options, and an additional 5,060,536 shares are subject to stock options that have been granted but not exercised, leaving only 463,580 shares available for future awards. In order to support the Company's long-term incentive compensation program and enable it to continue to attract and retain employees, directors and consultants, the Board of Directors has determined that it is necessary to amend the Plan to increase the number of shares available for awards and to make certain changes in the terms of the Plan. The changes to the Plan are intended to provide greater flexibility as to the types of awards that may be granted and the manner in which they are administered. Thus, for example, the Plan as amended will allow the grant of deferred stock (described below), will allow the grant of awards to prospective employees, directors and consultants to become effective when they begin working for the Company, and will give the Board greater flexibility in adjusting awards in the event of a business combination. The amendments also provide that the full Board of Directors (rather than the Compensation Committee) will make and interpret grants to non-employee directors, and the amendments will make various other changes. Accordingly, the Board of Directors has approved and recommends to stockholders the reservation of an additional 2,000,000 shares of Common Stock for issuance under the Plan, and the changes to the Plan described below.

      The following is a description of the material terms of the Plan as amended subject to shareholder approval, and as such is qualified by the actual terms of the Plan, the full text of which is set forth in Exhibit A to this Proxy Statement. Exhibit A shows the changes that would be made from the terms of the Plan as in effect after the July 2000 shareholder approval, with proposed deletions stricken through and proposed additions double underlined. If the Plan as set forth in Exhibit A is not approved by the stockholders, the Plan will continue in effect under its present terms.

DESCRIPTION OF THE PLAN

      SHARES. Shares awarded under the Plan may be authorized but unissued shares or shares that have been issued and reacquired by the Company. The payment of any award in cash shall not count against the Plan's share limit. To the extent a stock option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award will be available for future awards under the Plan. In addition, shares surrendered to the Company in payment of the option price or withheld by the Company to satisfy the award holder's tax liability with respect to an award will not count against the share limit and will become available for issuance under the Plan.

      ADMINISTRATION. The Plan is administered with respect to awards to non-employee directors by the full Board of Directors, and with respect to awards to all other participants by the Compensation Committee or another committee of not fewer than two directors designated by the Board of Directors. (The Board of Directors or committee so acting is referred to in this description as the "Administrator.") The Administrator is authorized to, among other things, grant and set the terms of awards under the Plan; amend such awards (which would permit repricing); waive compliance with the terms of such awards; interpret the terms and provisions of the Plan and awards granted under it; adopt administrative rules and practices governing the Plan; and make all factual and other determinations needed for administration of the Plan. The terms of an award under the Plan may vary from participant to participant.

      ELIGIBILITY. Awards under the Plan may be made by the Administrator, in its discretion, to all employees, directors and consultants of the Company and of any entity that is more than 20% owned, directly or indirectly, by the Company. Awards may also be made to prospective employees, directors and consultants, to become effective only upon their commencement of employment or service. There were approximately 123 eligible employees and five non-employee directors as of April 26, 2002. Award recipients are selected by the Administrator, in its sole discretion, from among those eligible. The maximum number of shares that may be subject to awards granted to an employee in any fiscal year is 1,000,000 shares.

      TYPES OF AWARDS. A summary of the types of awards available under the Plan is set forth below. In general, the Administrator has the authority to grant awards on such terms and conditions as it may determine in its sole discretion, except where such discretion is limited by an express provision of the Plan.

      1. STOCK OPTIONS. Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares of Common Stock as the Administrator determines. A stock option will be exercisable at such times, over such term and subject to such terms and conditions as the Administrator determines, at an exercise price determined by the Administrator. (ISOs are subject to restrictions as to exercise period and price as required by the Internal Revenue Code and may be granted only to employees.) Payment of the exercise price may be made in such manner as the Administrator may provide, including one or more of cash, delivery of shares of Common Stock already owned or subject to award under the Plan, "attestation" of Common Stock ownership, broker-assisted "cashless exercise," or any other manner determined by the Administrator. The Administrator may provide that the stock options will be transferable. Upon an optionee's termination of service, the option will be exercisable to the extent determined by the Administrator, either in the initial grant or an amendment thereto. The Administrator may provide that an option that is outstanding on the date of an optionee's death will remain outstanding for an additional period after the date of such death, notwithstanding that such option would otherwise have expired earlier.

      If the Company acquires another business, by merger or otherwise, the Administrator may grant stock options in substitution for any options or other stock awards or stock-based awards granted by such other business or an affiliate thereof. Such substitute stock options may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on stock options contained in the Plan.

      2. RESTRICTED STOCK. Restricted stock is stock that has been issued, subject to forfeiture. In making an award of restricted stock, the Administrator will determine the periods, if any, during which the stock is subject to forfeiture, and the purchase price, if any, for the stock. The vesting of restricted stock (i.e., the point at which it becomes non-forfeitable) may be conditioned upon the completion of a specified period of service with the Company or a related company, the attainment of specific performance goals, or such other criteria as the Administrator may determine. During the restricted period, the award holder may not sell, transfer, pledge or assign the restricted stock, except as may be permitted by the Administrator. The certificate evidencing the restricted stock will be registered in the holder's name, although the Administrator may direct that it remain in the possession of the Company until the restrictions have lapsed. Except as may otherwise be provided by the Administrator, upon the termination of the award holder's service for any reason during the period before the restricted stock has vested, or in the event the conditions to vesting are not satisfied, all restricted stock that has not vested will be subject to forfeiture and the Administrator may provide that any purchase price paid by the holder, or an amount equal to the restricted stock's fair market value on the date of forfeiture, if lower, shall be paid to the holder. During the restricted period, the holder will have the right to vote the restricted stock and to receive any cash dividends, if so provided by the Administrator. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Administrator.

      3. DEFERRED STOCK. A deferred stock award represents the Company's agreement to deliver shares of Common Stock (or their cash equivalent) at a specified future time. Such delivery may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals, or such other criteria as the

Administrator may determine, or may provide for the unconditional delivery of shares (or their cash equivalent) on the specified date. In making an award of deferred stock the Administrator will determine the period during which receipt of the Common Stock will be deferred, and the period, if any, during which the award is subject to forfeiture, and may provide for the issuance of stock pursuant to the award without payment therefor. At the end of the deferral period, and assuming the satisfaction of any condition(s) to vesting of the award, the award will be settled in shares of Common Stock, cash equal to the fair market value of such stock, or a combination thereof, as provided by the Administrator. During the deferral period set by the Administrator, the award holder may not sell, transfer, pledge or assign the deferred stock award. In the event of termination of service before the deferred stock award has vested, the award will be forfeited, except as may be provided by the Administrator. Deferred stock will carry no voting rights until such time as shares of Common Stock are actually issued. The Administrator has the right to determine whether and when dividend equivalents will be paid with respect to a deferred stock award.

      PERFORMANCE AWARDS. The Administrator may designate any awards under the Plan as "Performance Awards," which are intended to be granted and administered in a manner that would qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. Either the granting or vesting of a Performance Award will be subject to the achievement of performance objectives specified by the Administrator. The performance objectives specified for a particular award may be based on one or more of the following criteria, which the Administrator may apply to the Company on a consolidated basis and/or to a business unit, business segment, or business line, and which the Administrator may use either as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, reduction in operating loss, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

      Although the Administrator generally has the power to amend awards and to waive conditions to the vesting of awards, this power may be exercised with respect to Performance Awards only to the extent that it would not cause the award to fail to qualify under Section 162(m).

      DEFERRALS OF AWARDS. The Administrator may permit an award recipient to elect to defer receipt of any award for a specified period or until a specified event, upon such terms as are determined by the Administrator.

      CHANGE OF CONTROL PROVISIONS. The Plan authorizes the Administrator to grant awards that contain special vesting provisions if there is a Change of Control. If and to the extent provided in the award, upon a Change of Control stock options will become fully exercisable, the restrictions and vesting conditions applicable to restricted stock and deferred stock will lapse and such shares and awards will be deemed fully vested, and the Administrator, in its sole discretion, may accelerate the payment date of all vested restricted stock and deferred stock. A "Change of Control" means generally (1) the acquisition of a majority of the voting power of the Company's stock by a person, entity, or group (with certain exceptions) that owned less than 5% of such voting power immediately prior to the Company's initial public offering; (2) the date on which a majority of the members of the Board of Directors are not "Current Directors" (which term is defined to mean the Company's current directors and directors whose nomination or election was approved by a majority of the directors who at the time were "Current Directors"); (3) a merger or consolidation with another entity where the Company's stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation;
(4) a sale of substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

      AMENDMENT. The Plan is of unlimited duration. The Plan may be discontinued or amended by the Board of Directors, except that no amendment or discontinuation may adversely affect any outstanding award without the holder's written consent. Amendments may be made without stockholder approval except as required to satisfy stock exchange or regulatory requirements.

      ADJUSTMENT. In the case of certain changes in the Company's structure affecting the Common Stock, appropriate adjustments may be made by the Board of Directors, in its sole discretion, in order to prevent dilution or enlargement of benefits, in the number of shares reserved under the Plan, the number of shares as to which awards can be granted to any individual in any fiscal year, in the number and kind of shares or other property subject to awards then outstanding under the Plan and, where applicable, the amount to be paid by the award holders or the Company pursuant to awards under the Plan. In addition, upon certain corporate transactions the Board may, in its discretion, (1) accelerate the vesting and/or payment date of awards, (2) cash-out outstanding awards, (3) provide for the assumption of outstanding awards by a surviving or transferee company, (4) provide that in lieu of shares of Common Stock of the Company, the award recipient will be entitled to receive the consideration he would have received for such shares in the transaction (or the value of such consideration in cash), and/or (5) require stock options to be either exercised prior to the transaction or forfeited.

AWARDS UNDER THE PLAN

      The following table sets forth the number of stock options granted and restricted stock awarded to the persons set forth below since the adoption of the Plan in 1998, including options that have been exercised, and options that are outstanding. No awards other than stock options and restricted stock have been granted under the Plan.

------------------------------------------------------------------------------------------------------------------
NAME AND PRINCIPAL POSITION                                       OPTIONS GRANTED        RESTRICTED STOCK AWARDED
------------------------------------------------------------------------------------------------------------------
Thomas J. Clarke, Jr
    Chief Executive Officer and Director                              1,975,000                     --
------------------------------------------------------------------------------------------------------------------
James Lonergan
    Chief Operating Officer                                             325,000                     --
------------------------------------------------------------------------------------------------------------------
Lisa A. Mogensen
    Chief Financial Officer and Vice President                          155,500                     --
------------------------------------------------------------------------------------------------------------------
Jordan Goldstein
    Vice President and General Counsel                                  135,250                     --
------------------------------------------------------------------------------------------------------------------
Dave Kansas
    Executive Vice President, Editor-in-Chief,
    Chief Strategic Officer and Director(1)                              26,250(4)                  --
------------------------------------------------------------------------------------------------------------------
All current executive officers as a group(2)                          2,590,750                     --
------------------------------------------------------------------------------------------------------------------
All current non-employee directors as a group                           195,000                     --
------------------------------------------------------------------------------------------------------------------
James J. Cramer
    Co-founder and columnist                                            437,499                100,000
------------------------------------------------------------------------------------------------------------------
Kevin English
    Former Chief Executive Officer and Director (3)                     650,000                     --
------------------------------------------------------------------------------------------------------------------
All employees who are not executive officers                          2,574,009                100,000
as a group
------------------------------------------------------------------------------------------------------------------

----------

(1) Mr. Kansas's employment with the Company terminated on June 13, 2001. As of that date, Mr. Kansas had 175,757 stock options, including options that had been exercised and options that were outstanding. Of these, 26,500 stock options were exercised and 73,500 stock options were terminated within 90 days after the termination of his employment.

(2) Consists of four persons, including the executive officers named above with the exception of Mr. Kansas.

(3) Mr. English's employment with the Company terminated on November 5, 1999. As of that date, Mr. English had 866,665 stock options, including options that had been exercised and options that were outstanding. Of these, 216,665 unvested stock options were forfeited upon termination of his employment.

(4) In 1998, options to purchase 75,757 shares granted to Mr. Kansas were satisfied by the transfer of shares by a stockholders of the Company, rether than by the issuance of shares from the Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of certain federal income tax aspects of stock options that may be awarded under the Plan based upon the laws in effect on the date hereof.

      NON-QUALIFIED STOCK OPTIONS. No income is recognized by the optionee at the time a non-qualified option is granted. Upon exercise of the option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. At disposition of the shares, any appreciation after the date of exercise is treated as capital gain.

      INCENTIVE STOCK OPTIONS. An optionee generally will not recognize income upon the exercise of an Incentive Stock Option during the period of his/her employment with the Company or one of its subsidiaries or within three months after termination of employment. (The optionee also will not recognize income upon the exercise of an Incentive Stock Option within 12 months after the optionee's termination of employment by reason of permanent and total disability, or within the remaining term of the option following the optionee's death). However, the "spread" between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax. The exercise of an Incentive Stock Option after the expiration of the specified time periods results in such exercise being treated in the same manner as the exercise of a non-qualified stock option.

      If the optionee holds the shares received throughout the "ISO holding period," which is both the two-year period after the ISO was granted and the one-year period after the exercise of the ISO, the optionee will recognize capital gain or loss when he/she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an ISO are disposed of before the end of the ISO holding period, the disposition is a "disqualifying disposition," which causes the optionee to recognize ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

      COMPANY DEDUCTIONS. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee or director recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code. The Company will not, however, be entitled to a deduction with respect to payments that are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as "performance based" under Section 162(m) of the Code. The Plan authorizes the Administrator to grant awards that qualify as "performance based" as well as awards that do not qualify.

MISCELLANEOUS

      On April 22, 2002, the closing price of the Company's stock as reported on the Nasdaq National Market was $3.39 per share.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED.

                                  PROPOSAL III
                              INDEPENDENT AUDITORS

      The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP as independent auditors to examine the Company's accounts for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the selection of independent auditors.

      Arthur Andersen LLP ("Andersen") served as the Company's independent auditors for 2001. Representatives of Andersen are not expected to be present at the Meeting

FEES OF INDEPENDENT AUDITORS FOR YEAR ENDED DECEMBER 31, 2001

      The following paragraphs show the aggregate fees billed to TheStreet.com by its independent auditors, Arthur Andersen LLP, for services rendered during the year ended December 31, 2001.

AUDIT FEES. The aggregate fees billed by Andersen for professional services rendered for the audit of TheStreet.com's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in TheStreet.com's Quarterly Reports on Form 10-Q for that fiscal year were $109,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Andersen did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES. The aggregate fees billed by Andersen for services rendered to TheStreet.com, other than fees for the services described above under "Audit Fees", for the fiscal year ended December 31, 2001 were $66,500. The vast majority of these fees relate to tax, asset valuation, employee benefits, and other miscellaneous services in support of TheStreet.com.

      TheStreet.com's Audit Committee has considered whether the independent auditors' provision of tax and other non-audit services to TheStreet.com is compatible with the auditors' independence.

INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

      The Audit Committee considers and recommends to the Board the selection of TheStreet.com's independent auditors. The final selection, which is made by the Board, is subject to ratification by stockholders at the Company's annual meeting. On March 12, 2002, following the resignation of Andersen on March 5, 2002, the Board of Directors, upon recommendation by the Audit Committee, engaged Ernst & Young LLP to serve as TheStreet.com's independent public accountants for 2002, subject to ratification by the Company's stockholders at the annual meeting.

      Andersen's reports on TheStreet.com's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's report on TheStreet.com's consolidated financial statements for 2001 was issued on an unqualified basis and filed with TheStreet.com's Annual Report on Form 10-K.

      During TheStreet.com's two most recent fiscal years and through April 1, 2002, the date of the filing of the 2001 Form 10-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on TheStreet.com's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K. TheStreet.com has provided Andersen with a copy of the foregoing disclosures.

      During TheStreet.com's two most recent fiscal years and through March 5, 2002, TheStreet.com did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on TheStreet.com's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE

      The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Committee operates pursuant to a Charter that was adopted by the Board of Directors on May 31, 2000, a copy of which was attached as Appendix A to the Company's Proxy Statement dated June 6, 2001. Management is responsible for the Company's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

      In the performance of its oversight function, the Committee has reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2001. The Committee has also discussed with the Company's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61. Finally, the Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors their independence.

      It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

      Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

      Among the duties and powers of the Audit Committee pursuant to the Charter is to make recommendations to the Board of Directors regarding the selection and evaluation of the independent auditors, including the replacement or termination of the auditors when circumstances warrant. In performing that duty, the Audit Committee invited three new firms to present proposals to serve as TheStreet.com's independent auditors for 2002, evaluated the firms that presented proposals and recommended that the Board of Directors appoint Ernst & Young LLP. The Board of Directors agreed with this recommendation and, accordingly, appointed Ernst & Young LLP as TheStreet.com's independent auditors for 2002, subject to stockholder ratification.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

                              Fred Wilson, Chairman
                               Douglas A. McIntyre
                                   Daryl Otte

                              STOCKHOLDER PROPOSALS

      Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act, which in certain circumstances may require the inclusion of qualifying proposals in the Company's Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company's 2003 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than January 1, 2003. Such proposals should be directed to TheStreet.com, Inc., Attention: Secretary, at 14 Wall Street, New York, New York 10005.

      Except in the case of proposals made in accordance with Rule 14a-8, the Company's Bylaws require that stockholders desiring to bring any business before the Company's 2003 Annual Meeting of Stockholders deliver written notice thereof to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and comply with all other applicable requirements of the Bylaws. However, in the event that the 2003 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the 2002 Annual Meeting of Stockholders, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. In order for a proposal made outside of the requirements of Rule 14a-8 to be "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance notice Bylaw provision.

                                  OTHER MATTERS

      The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

                                  MISCELLANEOUS

      All costs incurred in the solicitation of proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, telephone or in person, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

      The Audit Committee and Compensation Committee Reports included in this proxy statement shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such reports by specific reference.

      The Company's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2001, accompanies this Proxy Statement. The annual report, which contains audited financial statements, along with other information about TheStreet.com, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.

      ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO THESTREET.COM, INC., ATTN: SECRETARY, 14 WALL STREET, NEW YORK, NEW YORK 10005 (TELEPHONE: (212) 321-5000).

                                              By Order of the Board of Directors


                                              /s/ Jordan Goldstein

                                              Jordan Goldstein
                                              SECRETARY
                                              New York, New York
                                              April 30, 2002

                                    EXHIBIT A

                               THESTREET.COM, INC.
                            1998 STOCK INCENTIVE PLAN

                   AS AMENDED AND RESTATED AS OF MAY 29, 2002

SECTION 1 Purposes

            The purpose of TheStreet.com, Inc. 1998 Stock Incentive Plan, as amended and restated as of May __, 2002 (the "Plan") is to enable TheStreet.com, Inc. (the "Company") and its Related Companies (as defined below) to attract, retain and reward employees, directors and consultants and strengthen the existing mutuality of interests between such persons and the Company's stockholders by offering such persons an equity interest in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION 2 Types of Awards

            Awards under the Plan may be in the form of (i) Stock Options;, (ii) Restricted Stock;, and/or Deferred Stock.

SECTION 3 Administration

            3.1 The Plan shall be administered (i) with respect to awards to directors who are not employees, by the Company's Board of Directors (the "Board") and (ii) with respect to awards to all other participants, by the Compensation Committee of the Board or such other committee of directors as the Board shall designate, which shall consist of not less than two directors and whose members of the shall serve at the pleasure of the Board. The Board or committee the Board which is administering the Plan within the authority granted in the preceding sentence is hereafter referred to as the "Committee."

            3.2 The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant awards (subject to any limitations contained in the Plan); to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; to make all factual and other determinations necessary or advisable for the administration of the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                  (1) to determine whether and to what extent any award or combination of awards will be granted hereunder;

                  (2) to select the employees, directors or consultants to whom awards will be granted;

                  (3) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder subject to the limitations contained herein;

                  (4) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the "Performance Objectives"), continued employment, and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award have been satisfied;

                  (5) to determine the treatment of awards upon an award holder's retirement, disability, death, termination for cause or other termination of employment or service;

                  (6) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or
      (iii) will otherwise be credited to the employee, or that the employee has no rights with respect to such dividends;

                  (7) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;

                  (8) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices;

                  (9) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                  (10) to determine, pursuant to a formula or otherwise, the fair market value of the Stock on a given date; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Stock shall be the closing price of the Stock (on such exchange or market as is determined by the Committee to be the primary market for the Stock) on the trading day immediately preceding the date in question;

                  (11) to provide that the shares of Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

                  (12) to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and

                  (13) to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more employees or agents of the Company.

            3.3 The Committee shall have the right to designate awards as "Performance Awards." The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, business segment or business line and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, reduction in operating loss, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

            3.4 All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 4 Stock Subject to Plan

            4.1 The total number of shares of Stock which may be issued under the Plan shall be 8,900,000. Such shares may consist of authorized but unissued shares or treasury shares. The payment of any award in cash shall not count against this share limit.

            4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.

            4.3 No employee shall be granted Stock Options, Restricted Stock, Deferred Stock, or any combination thereof with respect to more than 1,000,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.4).

            4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, such that an adjustment, is determined by the Board in its discretion to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year, (iii) the number and kind of shares or other property subject to outstanding awards, and (iv) the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards.

            In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may take such action as it in its discretion deems appropriate to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations, (iv) provide that in lieu of shares of Stock, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of Stock (or the fair market value thereof in cash), and/or (v) provide that Stock Options shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.

            No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

            The Board's determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.

SECTION 5 Eligibility

            Employees, directors, and consultants of the Company or a Related Company are eligible to be granted awards under the Plan. In addition, awards may be granted to prospective employees, directors, or consultants of the Company or a Related Company but such awards shall not become effective until the recipient's commencement of employment or service with the Company or Related Company. Incentive Stock Options may be granted only to employees and prospective employees of the Company or of any parent or subsidiary of the Company (as those terms are defined in Section 424 of the Internal Revenue Code (the "Code"). The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 6 Stock Options

            6.1 The Stock Options awarded under the Plan may be of two types:
(i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

            6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

                  (1) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, and may be less than the fair market value of the Stock on the date of the award of the Stock Option.

                  (2) OPTION TERM. The term of each Stock Option shall be fixed by the Committee.

                  (3) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                  (4) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period by giving notice of exercise, in such manner as may be determined by the Company (which may be written or electronic), specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Stock already owned by the optionee, (iii) broker-assisted "cashless exercise" in which the optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) any other manner permitted by law, or (v) any combination of the foregoing.

                  (5) NO STOCKHOLDER RIGHTS. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee duly exercised the Stock Option and certificate for such shares has been duly issued (or the optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

                  (6) SURRENDER RIGHTS. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

                  (7) NON-TRANSFERABILITY. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee.

                  (8) TERMINATION OF EMPLOYMENT. Following the termination of an optionee's employment or service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(2), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or service.

            6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Options shall be subject to the following additional restrictions:

                  (i) No Incentive Stock Option shall have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option (or, with respect to prospective employees, on the first day of employment).

                  (ii) No Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is awarded.

                  (iii) No Incentive Stock Option shall be awarded more than ten years after, April __, 2002, the original effective date of Board approval of the Plan as amended and restated.

                  (iv) No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is awarded.

                  (v) The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in
      Section 424 of the Code) are exercisable for the first time by an optionee in any calendar year shall not exceed $100,000.

                  (vi) An optionee's right to exercise an Incentive Stock Option shall be subject to the optionee's agreement to notify the Company of any "disqualifying disposition" (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

                  (vii) Incentive Stock Options shall not be transferable by the optionee, other than by will or by the laws of descent and distribution. During the optionee's lifetime, all Incentive Stock Options shall be exercisable only by such optionee.

The Committee may, with the consent of the optionee, amend an Incentive Stock Option in a manner that would cause loss of Incentive Stock Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

            6.4 Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7 Restricted Stock

            Subject to the following provisions, all awards of Restricted Stock to employees shall be in such form and shall have such terms and conditions as the Committee may determine:

                  (1) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

                  (2) Stock certificates representing the Restricted Stock awarded shall be registered in the award holder's name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of theaward holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

                  (3) The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                  (4) Except as may be provided by the Committee, in the event of an award holder's termination of employment or service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the award holder.

                  (5) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder's Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code if such waiver would cause the award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 8 Deferred Stock Awards

            Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

                  (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or a Related Company, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

                  (b) Except as may be provided by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

                  (c) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive
      (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

                  (d) Except as may be provided by the Committee, in the event of an award holder's termination of employment or service before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

                  (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code if such waiver would cause the award to fail to qualify as "performance-based compensation" within the meaning of
      Section 162(m) of the Code).

SECTION 9 Tax Withholding

            Each award holder shall, no later than the date as of which of an amount with respect to an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any payment of any kind otherwise due to the award holder.

            To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an award holder may elect to have the minimum amount of any required tax withholding with respect to any awards hereunder satisfied by having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the minimum withholding tax obligations with respect to the award.

SECTION 10 Amendments and Termination

            The Plan is of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Stock is listed or traded.

SECTION 11 Change of Control

            11.1 In the event of a Change of Control, if (and only to the extent) so determined by the Committee and specifically documented in either a special form of agreement at the time of grant or an amendment to an existing agreement, in each case on an individual-by-individual basis:

                  (1) all or a portion (as determined by the Committee) of outstanding Stock Options awarded to such individual under the Plan shall become fully exercisable and vested; and

                  (2) the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards and/or Deferred Stock awards under the Plan held by such individual shall lapse and such shares and awards shall be deemed fully vested.

In addition, the Committee may, in its sole discretion, accelerate the payment date of all or any portion of an award holder's vested Restricted Stock and/or Deferred Stock awards.

            11.2 A "Change of Control" means the happening of any of the following:

                  (1) the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company and its subsidiaries as determined immediately prior to that date and any of its or their employee benefit plans) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company, if such person or group deemed a person was not a
      beneficial owner of at least five percent (5%) of such total combined voting power of the Company immediately prior to the Company's initial public offering;

                  (2) the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the date of grantthis Amendment and Restatement of the Plan and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);

                  (3) the date of consummation of a merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of voting securities of the Company, or
      (y) where the members of the Company's Board of Directors, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation issuing cash or securities in the merger; or

                  (4) the sale of all or substantially all of the assets of the Company; or

                  (5) the date of approval by the stockholders of the Company of a plan of complete liquidation of the Company.

SECTION 12 General Provisions

            12.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable in order to satisfy any legal requirements, or (iv) the issuance, sale or delivery of any shares of Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that suchthe issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 12.1.

            12.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Nothing in the Plan nor any award hereunder shall confer upon any award holder, any right to continued employment or service with the Company or a Related Company, or interfere in any way with the right of any such company to terminate such employment or service.

            12.3 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

            12.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

            12.5 Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Related Company and an award holder, and no award holder will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award holder acquires a right to receive payments from the Company or any Related Company pursuant to an award, such right shall not be greater than the right of an unsecured general creditor.

            12.6 The Plan and all awards hereunder shall be governed by the laws of the State of New York without giving effect to conflict of laws principles.

                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

                              THE STREET.COM, INC.

    Proxy Solicited on Behalf of the Board of Directors For Annual Meeting of
                           Stockholders, May 29, 2002

The undersigned hereby appoints Thomas J. Clarke and Jordan Goldstein, each with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Common Stock, $.01 par value, of The Street.com, Inc. (the "Company") owned by the undersigned, at the Annual Meeting of Stockholders (the "Meeting") to be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on May 29, 2002, commencing at 9:30 a.m., New York City time, upon such business as may properly come before the Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card. Unless a contrary direction is indicated this Proxy will be voted for all nominees and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

|X| Please mark your
    votes as indicated
    in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE:

FOR EACH OF THE PERSONS LISTED BELOW AS A NOMINEE TO SERVE AS A CLASS III
   DIRECTOR OF THE COMPANY;

FOR THE PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK INCENTIVE PLAN, AS AMENDED
   AND RESTATED; AND

FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
   INDEPENDENT AUDITORS

   ------------------------------------------------------

                                               FOR ALL   AGAINST ALL  EXCEPTIONS

1. Election of Class III Directors               |_|        |_|           |_|

   Nominees: Thomas J. Clarke, Fred Wilson,
             Douglas A. McIntyre

   Exceptions:
              -------------------------------

                                                FOR       AGAINST       ABSTAIN

2. The proposal to approve the Company's        |_|         |_|           |_|
   1998 Stock Incentive Plan, as amended
   and restated.

                                                  FOR      AGAINST     ABSTAIN

3. The proposal to ratify the appointment         |_|        |_|         |_|
   of Ernst & Young LLP as the Company's
   independent auditors for the fiscal
   year ending December 31, 2002.


                                                            Date:          ,2002
------------------------------  ---------------------------      ----------
   Signature (title, if any)    Signature, if held jointly

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.


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